EPAM Insider Trading Policy Quality Management System Effective Date: 27-Oct-2021 1 PURPOSE The purpose of this Policy is to describe obligations of all EPAM Systems, Inc. (“EPAM”) directors, officers, employees, contractors, temporary workers and interns (and those of its subsidiaries, collectively “Covered Persons”) to comply with all applicable securities laws with respect to transactions in stock and other securities of EPAM or in securities of any other company. 2 SCOPE It is EPAM’s policy to prohibit the unauthorized disclosure or misuse of any material, nonpublic information in securities transactions. This policy applies to all transactions in EPAM securities (including common stock, options and any other securities EPAM may issue from time to time), and transactions in securities of EPAM’s suppliers, customers, competitors, or other companies about which EPAM Covered Persons learn material information through their work at EPAM. The Policy also applies to family members of Covered Persons. 3 TRADING ON THE BASIS OF MATERIAL NONPUBLIC INFORMATION No Covered Person or any of their respective family members, shall engage in any transaction involving EPAM securities, including any offer to purchase or offer to sell, at any time when such person has become aware of material nonpublic information (as defined below) concerning EPAM. Any person subject to this policy who possesses material nonpublic information must not transact in Company securities until the start of the third trading day after the information has been publicly released (for example, through EPAM’s press release announcing financial results for a completed quarter), or until such time as the nonpublic information is no longer material. In addition, no Covered Person or any of their respective family members shall engage in any transaction involving securities of any of EPAM’s suppliers, customers, competitors, or other company at any time when such person has become aware of material nonpublic information about such company through their work at EPAM. 3.1 TIPPING No Covered Person or any of their respective family members, shall disclose (“tip”) material nonpublic information to any other person (including family members) where such information may be used by such person to his or her profit by trading in or recommending or advising others to trade in the securities of companies to which such information relates. 3.2 PRECLEARANCE OF TRANSACTIONS BY OFFICERS, DIRECTORS AND CERTAIN PERSONNEL Due to their regular access to material nonpublic information, all executive officers, directors, and certain personnel from time to time designated by EPAM must not enter into any transactions in EPAM securities at any time without first complying with EPAM’s pre-clearance process. This group is referred to as the “Windows Group” and as a general matter is subject to mandatory trading blackouts (in which no trades are permitted) that begin at the end of the trading day on the 15th day of the last month of each fiscal quarter and end on the morning of the third trading day following the release of EPAM’s earnings information for the most recently completed fiscal quarter. This period is a particularly sensitive period for transactions in EPAM securities due to the fact that officers, directors and certain personnel will often possess material nonpublic information about the expected financial results for the fiscal quarter. The trading window helps establish a diligent effort to avoid any improper transaction (or even the appearance of an improper transaction). The trading window is generally open for transactions from the opening of the stock market on the Exhibit 99.1 EPAM Insider Trading Policy Quality Management System Effective Date: 27-Oct-2021 • All proposed transactions in EPAM stock or other EPAM securities must be submitted through the EPAM Trading Portal System • Clearance for all transactions must be obtained from EPAM’s General Counsel prior to the trade • Individuals in the “Windows Group” are subject to the general restrictions applicable to all under this policy. From time to time, the General Counsel may also require that directors, officers and selected personnel suspend trading (i.e. “close the trading window”) because of developments known to EPAM and not yet disclosed to the public. No reason may be provided for this action, and the closing of the trading window itself may constitute material nonpublic information and should not be disclosed. 3.3 TRADING PLANS UNDER RULE 10B5-1 EPAM permits all directors, officers and employees of EPAM to adopt trading plans in accordance with Securities and Exchange Commission Rule 10b5-1(c) and otherwise pursuant to EPAM’s procedure for adopting such a trading plan (a “10b5-1 trading plan”). The restrictions on trading set forth in this policy shall not apply to trades made pursuant to a 10b5-1 trading plan. More information about trading plans is available from the General Counsel and on the EPAM Trading Portal System page. 3.4 DEFINITION OF “MATERIAL NONPUBLIC INFORMATION” “Material nonpublic information” is information that a reasonable investor would consider important in making an investment decision to purchase, sell or hold securities, and that has not been previously disclosed to the general public through a press release, securities filing, or otherwise. While it is not possible to define all categories of material information, you should assume that any information, positive or negative, is material if it might affect EPAM’s stock price or otherwise be significant to an investor in determining whether to buy, sell or hold EPAM stock. While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered “material.” These include the following: • Unpublished financial results • Expectations as to future financial results • Expectations as to future market conditions that could affect financial results • Internal operating plans • News of a pending or proposed merger or acquisition • News of a significant sale of assets • Gain or loss of a significant customer or supplier • New product or service announcements of a significant nature • Significant changes in corporate objectives • Significant litigation developments (actual or pending) • Changes in senior management or other major personnel changes • Financial liquidity problems • Stock-related transactions (dividend policy changes, stock splits, purchases of EPAM securities by EPAM, new stock offerings) third day following the release of earnings information until the closing of the stock market on the 15th day of the last month of the fiscal quarter, subject to the following limitations: EPAM Insider Trading Policy Quality Management System Effective Date: 27-Oct-2021 prohibits certain types of transactions in EPAM securities. 4.1 SHORT SALES AND PUBLICLY TRADED OPTIONS Short-range speculation based on fluctuations in the market price of Company securities may put the personal gain of the director, officer or employee in conflict with the best interests of EPAM and its stockholders. Therefore, Covered Persons of EPAM, and their family members may not sell EPAM securities “short.” A transaction in publicly-traded options is, in effect, a bet on the short- term movement of EPAM stock and therefore creates the appearance that the person is trading based on material nonpublic information. Transactions in options may also focus the attention of the director, officer or employee on short-term performance at the expense of EPAM’s long-term objectives. Accordingly, EPAM prohibits transactions in puts, calls or other derivative securities involving EPAM securities, on an exchange or any other organized market. 4.2 HEDGING TRANSACTIONS Certain types of hedging or monetizing transactions, such as zero-cost collars and forward sale contracts, allow a person to lock in as much value of his or her stock holdings, often in exchange for all or part of the potential upside appreciation in the stock. These structured transactions allow the Covered Person of EPAM to continue to own the underlying securities, but without the full risks and rewards of ownership. When that occurs, the Covered Person may no longer have the same objectives as EPAM’s other stockholders. Therefore, these types of hedging and monetizing transactions are prohibited. 4.3 PLEDGING AND MARGIN ACCOUNTS Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur when the pledger is aware of material nonpublic information or is otherwise not permitted to trade in EPAM securities, EPAM prohibits any Covered Person of EPAM from holding EPAM securities in a margin account or pledging EPAM securities as collateral for a loan. 5 INDIVIDUAL RESPONSIBILITY Every Covered Person of EPAM has the individual responsibility to comply with this policy against insider trading, regardless of whether he or she is in the “Windows Group” and regardless of geographic location throughout the world. It should be noted that, even during an open trading window, any person possessing material nonpublic information concerning EPAM should not engage in any securities transactions. Trading in EPAM securities during an open trading window should not be considered a “safe harbor” and all Covered Persons should use good judgment at all times. Additional Restrictions for Directors and Executive Officers Members of the Board of Directors and executive officers are required to comply with Section 16 of the Securities and Exchange Act of 1934, and related rules and regulations regarding reporting obligations and limitations on “short swing” transactions. EPAM’s Global Legal Team is available to assist in filing Section 16 reports (which are generally due within two business days of a transaction); however, the obligation to comply with Section 16 is personal. To facilitate this assistance, these individuals are required to report transactions promptly to the General Counsel so that reports can be completed and filed on the individual’s behalf on a timely basis. Also, members of the Board of Directors and executive officers may not both buy and sell securities of EPAM within any six-month period. This rule applies regardless of whether the individual in question possesses any material nonpublic information. It is EPAM’s policy that it is improper and inappropriate for any director, officer or employee of EPAM to engage in short-term or speculative transactions in EPAM securities. Therefore, EPAM 4 OTHER PROHIBITED TRANSACTIONS EPAM Insider Trading Policy Quality Management System Effective Date: 27-Oct-2021 7 DISCIPLINARY ACTION Failure to comply with this policy will result in appropriate disciplinary action, which may include termination of employment. 8 LIABILITY FOR INSIDER TRADING AND TIPPING Pursuant to U.S. federal and state securities laws, those who transact in securities in violation of insider trading laws may be subject to criminal and civil fines and penalties as well as imprisonment for engaging in transactions in EPAM securities at a time when they have knowledge of material nonpublic information regarding EPAM. In addition, a person may be liable for improper transactions by any other person to whom they have disclosed material nonpublic information regarding EPAM or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in EPAM securities (see “tipping” discussion above). 9 QUESTIONS Any questions relating to this policy should be directed to the General Counsel. Any concerns about insider trading activity can also be reported via EPAM’s ethics hotline. EPAM may request its people to certify (periodically or upon request) that they are in full compliance with this policy. 6 CERTIFICATION